AMENDMENT TO THE
                             JUSTIN INDUSTRIES, INC.
                             1992 STOCK OPTION PLAN

     WHEREAS, Justin Industries, Inc., a Texas corporation, with its principal office and place of business in Tarrant County, Texas (the "Company"), heretofore adopted the Justin Industries, Inc. 1992 Stock Option Plan (the "1992 Plan") and the related Stock Option Agreements (the "Option Agreements"); and

     WHEREAS, the Company desires to amend the 1992 Plan with respect to the section titled Termination of Employment, Disability or Death of Optionee; and

     WHEREAS, the Board of Directors of the Company has authorized the amendment to the 1992 Plan;

     NOW, THEREFORE, pursuant to the powers reserved in the Plan, the Company does hereby amend and restate Section 13 of the 1992 Plan, Termination of Employment, Disability or Death of Optionee, in its entirety to read as follows:

     14. Termination of Employment, Disability or Death of Optionee. Except as may be otherwise expressly provided herein, all Options, whether or not accrued pursuant to the terms of such Options, shall terminate immediately upon the severance of the employment relationship between the Optionee and the Company, or a Subsidiary of the Company, for any reason, voluntarily or involuntarily, for or without cause. Absence on leave approved by the Committee shall not be considered the severance of employment.

          If, before the date of expiration of the Option, the Optionee shall become disabled or retire from the employ of the Company, or a Subsidiary of the Company, the Option shall terminate on the earlier of such date of expiration of the Option or on a day which is one day less than three (3) months after the earlier of the date of such retirement. Notwithstanding anything to the contrary contained in this Section 14, with the written approval of the Board of Directors of the Company or the Committee, such Options may be exercised, subject to the condition that no Option may be exercised after the date of its expiration, during such period as the Board of Directors of the Company or the Committee may determine. In the event of such disability or retirement, the Optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such disablement or retirement; provided, however, that with the written approval of the Board of Directors of the Company or the Committee, such Option may be exercised, subject to the condition that no Option shall be exercisable after the date of expiration of such Option, during such period and to such extent (whether or not accrued pursuant to the terms of the Option) as the Board of Directors of the Company or the Committee may determine.

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          In the event an Optionee dies while in the employ of the Company or a
     Subsidiary     of the Company or within a period of three (3) months after the termination of his employment with the Company or a Subsidiary of the Company, the Option may be exercised, subject to the condition that no Option shall be exercisable after the date of expiration of such Option, to the extent of the Optionee's right to exercise such option at the time of his death by the executors or administrators of the Optionee, or by any other person or persons who shall have acquired the Option by will or by the laws of descent and distribution at any time prior to the earliest of
     (i) the first anniversary of the Optionee's death, (ii) the first anniversary of the prior termination of his employ, or (iii) the expiration date specified in such Option. Notwithstanding anything to the contrary contained in this Section 13, with the written approval of the Board of Directors of the Company or the Committee, such Option may be exercised, subject to the condition that no Option shall be exercisable after the date of expiration of such Option, during such period and to such extent (whether or not accrued pursuant to the terms of the Option) as the Board of Directors of the Company or the Committee may determine.

     Except as amended by this instrument, the 1992 Plan shall remain in full force and effect. This instrument may be executed in a number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed this 16 day of April, 1999.

                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/RICHARD J. SAVITZ
                                      --------------------------
                                   Name:  Richard J. Savitz
                                   Title: Senior Vice President